Exhibit 99.1

Sagaliam Acquisition Corp. Announces the Separate Trading of its Class A Common Stock and Rights

Los Angeles, CA – February 8, 2022 – Sagaliam Acquisition Corp. (Nasdaq: SAGAU) (“Sagaliam” or the “Company”), a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities, today announced that holders of the units sold in the Company’s initial public offering of 11,500,000 units completed on December 23, 2021, may elect to separately trade the shares of Class A common stock and rights included in the units commencing on or about February 8, 2022. Holders of units will need to have their broker contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into shares of Class A common stock and rights. Those units not separated will continue to trade on the Nasdaq Global Market (“Nasdaq”) under the ticker symbol “SAGAU,” and the Class A common stock and rights that are separated will trade on Nasdaq under the symbols “SAGA” and “SAGAR,” respectively.

The securities described above were offered by the Company pursuant to a registration statement on Form S-1 (File No. 333-256473) that was originally filed with the Securities and Exchange Commission (“SEC”) on May 25, 2021 and declared effective on December 20, 2021. The offering was made only by means of a prospectus, copies of which may be obtained from: EF Hutton, division of Benchmark Investments, LLC, 590 Madison Ave, 39th Floor, New York, NY 10022, Attention: Syndicate Department, or via email at syndicate@efhuttongroup.com or telephone at (212) 404-7002, or by visiting EDGAR on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s initial public offering and search for an initial business combination. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Contact

Sagaliam Acquisition Corp.

1800 Avenue of the Stars, Suite 1475

Los Angeles, CA 90067

Barry Kostiner

Chairman and Chief Executive Officer

barrykostiner@legacyea.com

(213) 616-0011